Exhibit 10.32

HYDROFARM HOLDINGS GROUP, INC.

March 4, 2019

Terry Fitch

Re:    Employment Terms

Dear Terry:

On behalf of Hydrofarm Holdings Group, Inc. (the “Company”), I am pleased to offer you employment at the Company on the terms set forth in this offer letter agreement (the “Agreement”), which will govern your employment with the Company. As you know, the Company is currently undergoing a registration of its securities with the U.S. Securities and Exchange Commission pursuant to which the Company will become a public reporting company under the Securities Exchange Act of 1934, as amended (the “Registration”).

It is anticipated that your employment will commence on the date hereof (the “Start Date”).

1.             Employment by the Company.

(a)                Position. You will serve as the Company’s President. During the term of your employment with the Company, you will devote your reasonable best efforts and substantially all of your business time and attention to the business of the Company, except for approved vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies.

(b)                Duties and Location. You will perform those duties and responsibilities as are customary for your position, and as may be directed by Chief Executive Officer (“CEO”), to whom you will report. Your primary office location will be the Company’s Denver, Colorado location. Notwithstanding the foregoing, the Company reserves the right to reasonably require you to perform your duties at places other than your primary office location from time to time, including, without limitation, at the Company’s offices in Petaluma, California, and to require reasonable business travel.

2.             Base Salary and Employee Benefits.

(a)                Salary. From the Start Date until the earlier to occur of (i) completion of the Registration or (ii) September 30, 2019 (such earlier date the “Salary Change Date”), you will receive for services to be rendered hereunder base salary paid at the annualized rate of $150,000. Commencing on the day following the Salary Change Date, your base salary will be increased to the annualized rate of $300,000. Your base salary may be increased (but not decreased below $300,000 following the Salary Change Date without your written consent) by the Board in its sole discretion. Your base salary will be paid, less standard payroll deductions and tax withholdings, on the Company’s ordinary payroll cycle. As an exempt salaried employee, you are expected to work the Company’s normal business hours, and such additional time as appropriate for your work assignments and position, and you will not be entitled to overtime compensation.

(b)                Benefits. As a regular full-time employee, you will be eligible to participate in the Company’s standard employee benefits (pursuant to the terms and conditions of the benefit plans and applicable policies) that are available to the Company’s employees from time to time.

Terry Fitch

March 4, 2019

(c)                Equity Awards.

(i)                 Restricted Stock Unit Awards. On the Start Date, you will be granted an award of restricted stock units (the “Sign-On RSU Award”) pursuant to the Restricted Stock Unit Award Notice and Restricted Stock Unit Agreement attached hereto as Exhibit C. Prior to completion of the Registration and subject to approval by the Board at the time and in accordance with the terms of this Agreement, in the event that the Company issues additional shares of common stock with a value at the time of issuance up to an aggregate of $225,000,000 in connection with any merger or acquisition, you will be granted additional restricted stock units (each, a “Follow-On RSU Award,” and together with the Sign-On RSU Award, the “RSU Awards”) in an amount equal to 1.8% of any such newly issued shares of common stock, in substantially similar form to Exhibit C, with the Start Date as the vesting commencement date of each Follow-On RSU Award. For the avoidance of doubt, in no event shall the Company be required to grant you additional restricted stock units pursuant to the immediately preceding sentence with respect to any shares of the Company’s common stock newly issued in connection with any merger or acquisition that are in excess of $225,000,000 in value at the time of issuance.

(ii)               Stock Options. On (A) the date on which the Registration is completed and (B) if the Registration is not completed as of October 1, 2019, on October 1, 2019, subject to approval by the Board at the time and in accordance with the terms of this Agreement the Company will grant you an award of stock options (the “Options”) to purchase that number of shares of the Company’s common stock equal to the difference between the number of shares of the Company’s common stock underlying the RSU Awards and 1.8% of the Company’s total outstanding common stock on each such date. The specific terms and conditions (including the vesting schedule and the exercise price for the Options (which will be the fair market value of the Company’s common stock on the date of grant, as determined by the Board in accordance with the Company’s 2018 Equity Incentive Plan)) will be set forth in a Stock Option Grant Notice and Stock Option Agreement in substantially the form attached hereto as Exhibit D.

(d)                Salary True-Up Bonus. If you are actively employed by the Company from the Start Date through the Salary Change Date, you will receive a cash bonus (the “Salary True-Up Bonus”) in an amount equal to (i) $150,000, multiplied by (ii) a fraction, the numerator of which is the number of calendar days that have elapsed between the Start Date and the Salary Change Date, and the denominator of which is 365. The Salary True-Up Bonus will be paid in a lump sum payment, less standard payroll deductions and tax withholdings, no later than October 31, 2019.

3.             Annual Bonus. For each calendar year during the term of this Agreement, you will be eligible to earn an annual performance and retention bonus of up to fifty percent (50%) of your base salary rate (which, for the 2019 calendar year, shall be deemed to be $300,000) (the “Annual Bonus”). The Annual Bonus will be based upon the Board’s assessment of your performance and the Company’s attainment of goals, including annual EBITDA versus target EBITDA, as determined by the Board in consultation with you. Bonus payments, if any, will be subject to applicable payroll deductions and withholdings. Following the close of each calendar year, the Board will determine whether you have earned an Annual Bonus, and the amount of any such bonus, based on the achievement of such goals. You must remain an active employee through the end of any given calendar year in order to earn an Annual Bonus for that year and any such bonus will be paid no later than March 15th of the year following the year in which your right to such amount became vested.

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Terry Fitch

March 4, 2019

4.             Expenses. The Company will reimburse you for reasonable business travel, entertainment or other expenses incurred by you in furtherance or in connection with the performance of your duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

5.             Compliance with Confidentiality and Invention Assignment Agreement and Company Policies.

(a)                Confidentiality and Invention Assignment Agreement. You acknowledge that the Confidentiality and Invention Assignment Agreement (the “Confidentiality Agreement,” a copy of which is attached hereto as Exhibit A) executed in connection herewith is an integral component of your employment by the Company and is made a part of this Agreement by incorporation.

(b)                Non-Disclosure and Non-Use of Confidential Information. At all times both during your employment with the Company, and after your employment relationship with the Company has ended for any reason, you agree that you will not, either directly or indirectly, and you will not permit any Covered Entity which you control to, either directly or indirectly, (i) divulge, use, disclose (in any way or in any manner, including by posting on the Internet), reproduce, distribute, or reverse engineer or otherwise provide Confidential Information to any person or entity; (ii) take any action that would make available Confidential Information to the general public in any form; or (iii) take any action that uses Confidential Information for solicitation or marketing for any service or product on your behalf or on behalf of any person or entity other than the Company or any of its Affiliates, except (A) as required in connection with the performance of your duties to the Company, (B) as required to be included in any report, statement or testimony requested by any municipal, state or national regulatory body having jurisdiction over you or any Covered Entity which is controlled by you, (C) as required in response to any summons or subpoena or in connection with any litigation, (D) to the extent necessary in order to comply with any law, order, regulation, ruling or governmental request applicable to you or any Covered Entity which is controlled by you, (E) as required in connection with an audit by any taxing authority, or (F) as permitted by the express written consent of the Board. In the event that you or any such Covered Entity that is controlled by you are required to disclose Confidential Information pursuant to the foregoing exceptions, you shall promptly notify the Company of such pending disclosure and assist the Company (at the Company’s expense) in seeking a protective order or in objecting to such request, summons or subpoena with regard to the Confidential Information. If the Company does not obtain such relief prior to the time that you (or such Covered Entity) are legally compelled to disclose such Confidential Information, you (or such Covered Entity) may disclose that portion of the Confidential Information that your counsel advises you are legally compelled to disclose or else stand liable for contempt or suffer censure or penalty. In such cases, you shall promptly provide the Company with a copy of the Confidential Information so disclosed. This provision applies without limitation to unauthorized use of Confidential Information in any medium, including film, videotape, audiotape and writings of any kind (including books, articles, e-mails, texts, blogs and websites).

(c)                Compliance with Company Policies. In addition, you are required to abide by the Company’s policies and procedures, as modified from time to time within the Company’s discretion including without limitation such policies with respect to legal compliance, conflicts of interest, confidentiality, compensation recovery (clawback), professional conduct and business ethics as are from time to time in effect; provided, however, that in the event the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control. Nothing in this Agreement, or your Confidentiality Agreement, is intended to or will be used in any way to limit your rights to communicate with a government agency, as provided for, protected under or warranted by applicable law. Notwithstanding any other provision in this Agreement to the contrary and without limiting the foregoing sentence, pursuant to 18 USC Section 1833(b), you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to a court order. 18 USC Section 1833(b) does not preclude the trade secret owner from seeking breach of contract remedies.

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Terry Fitch

March 4, 2019

6.             Protection of Third Party Information. In your work for the Company, you will be expected not to make any unauthorized use or disclosure of any confidential or proprietary information, including trade secrets, of any former employer or other third party to whom you have contractual obligations to protect such information. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. You represent that you are able to perform your job duties within these guidelines, and you are not in unauthorized possession of any unpublished documents, materials, electronically-recorded information, or other property belonging to any former employer or other third party to whom you have a contractual obligation to protect such property. In addition, you represent and warrant that your employment by the Company will not conflict with any prior employment or consulting agreement or other agreement with any third party, that you will perform your duties to the Company without violating any such agreement(s), and that you have disclosed to the Company in writing any contract you have signed that may restrict your activities on behalf of the Company.

7.              Term. The initial term of this Agreement shall be three (3) years commencing on the Start Date, unless terminated earlier pursuant to the terms herein (the “Initial Term”). This Agreement shall remain in force after the end of the Initial Term unless either party gives notice of non-renewal at least ninety (90) days prior to the end of the Initial Term or at any time after the end of the Initial Term, as applicable. The Initial Term or, in the event that your employment hereunder is terminated earlier pursuant to the terms hereof or continues thereafter pursuant to this Section 7, such shorter or longer period, as the case may be, is referred to herein as the “Term.” Notwithstanding the foregoing, your employment relationship with the Company is at-will. Accordingly, subject to the terms set forth in this Agreement, you may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company; and the Company may terminate your employment at any time, with or without Cause or advance notice.

8.             Severance. If, at any time, the Company terminates your employment without Cause (other than as a result of your death or disability), you resign for Good Reason, or your employment hereunder terminates due to the Company’s non-renewal of this Agreement (whether at or after the end of the Initial Term) (each such termination referred to as a “Qualifying Termination”), provided such termination or resignation constitutes a Separation from Service (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), then you will receive the Accrued Amounts (as defined in Section 9) and subject to Sections 10 and 11 below and your continued compliance with the terms of this Agreement (including without limitation Section 5 above), the Company will provide you with the following severance benefits (the “Severance Benefits”):

(a)                Cash Severance. The Company will pay you, as cash severance, an amount equal to the greater of $150,000 or six (6) months of your base salary in effect as of your Separation from Service date (provided that if your employment termination is due to your resignation for Good Reason in connection with the reduction of your base salary, then the cash severance payment herein will be based upon your base salary rate as of immediately prior to such reduction) (collectively, the “Severance”). The Severance will be paid, less standard payroll deductions and tax withholdings, in a lump sum payment on or before the day that is sixty (60) days following your Separation from Service date.

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Terry Fitch

March 4, 2019

(b)                COBRA Severance. As an additional Severance Benefit, if you timely (and properly) elect to continue your coverage under the Company’s group health plan pursuant to Code Section 4980B(f) (“COBRA”), the Company will reimburse you for (or will pay directly, in the discretion of the Company) the premium charged for such coverage until the earliest to occur of (i) the six (6) month anniversary of your Separation from Service date, (ii) the date on which you obtain health care coverage from another source (e.g., a new employer or spouse’s benefit plan), and (iii) the date on which you cease to be entitled to COBRA continuation coverage under the Company’s group health plan; provided, however, that the Company may unilaterally amend or eliminate the benefit provided under this Section 8(b) to the extent it deems necessary to avoid imposition of excise taxes, penalties or similar charges on the Company or any of its Affiliates (or any of their respective successors), including, without limitation, under Code Section 4680D or 4980H. You must notify the Company within two (2) weeks if you obtain coverage from a new source.

(c)                Salary True-Up Bonus. If your employment terminates before September 30, 2019 (for the avoidance of doubt as a result of the Company terminating your employment without Cause (other than as a result of your death or disability) or your resignation for Good Reason), the Company will pay you an amount equal to (i)   $150,000, multiplied by (ii) a fraction, the numerator of which is the number of calendar days that have elapsed between the Start Date and your Separation from Service date, and the denominator of which is 365. This amount will be paid, less standard payroll deductions and tax withholdings, in a lump sum payment on or before the day that is sixty (60) days following your Separation from Service date.

(d)                Accelerated Vesting. All unvested time-based RSU Awards and all Stock Options held by you that by their terms vest over the twelve month period immediately following your Qualifying Termination shall immediately and automatically vest in full and, in the case of the Stock Options, shall remain exercisable for the period of time set forth in the applicable award agreements. All unvested time-based RSU Awards and all Stock Options held by you that by their terms vest following such twelve month period shall immediately terminate and be forfeited.

9.             Resignation Without Good Reason; Termination for Cause; Death or Disability. If, at any time, you resign your employment without Good Reason, or the Company terminates your employment for Cause, or if either party terminates your employment as a result of your death or disability, you will receive (a) your base salary accrued through your last day of employment, (b) any unused vacation (if applicable) accrued through your last day of employment, (c) any earned but unpaid Annual Bonus for the calendar year ended immediately prior to your Separation from Service date (provided that any such Annual Bonus will be paid at the same time it would have been paid had your employment not terminated), and (d) reimbursement of any unreimbursed business expenses (collectively, the “Accrued Amounts”). Under these circumstances, you will not be entitled to any other form of compensation from the Company, including any Severance Benefits, other than any rights to which you are entitled under the Company’s benefit programs, stock option plan or equity grant documents between you and the Company.

10.          Conditions to Receipt of Severance Benefits. Prior to and as a condition to your receipt of the Severance Benefits described above, you shall execute and deliver to the Company an effective release of claims in favor of the Company, in substantially the form attached hereto as Exhibit B (the “Release”) within the timeframe set forth therein, but not later than forty-five (45) days following your Separation from Service date, and allow the Release to become effective according to its terms (by not invoking any legal right to revoke it) within any applicable time period set forth therein (such latest permitted effective date, the “Release Deadline”). Receipt of Severance Benefits is further subject to Section 11(d) below. Notwithstanding anything in this Agreement to the contrary, in no event will any Severance Benefits be paid prior to the first business day of the calendar year in which the Release Deadline occurs.

5

Terry Fitch

March 4, 2019

11.          Restrictive Covenants. In recognition of the consideration set forth herein, the sufficiency of which is hereby acknowledged, and to protect the Confidential Information, goodwill and Customer and business relationships of the Company, you hereby covenant and agree that:

(a)                Non-Competition. While employed and for six months after termination of your employment for any reason (the “Restricted Term”), you shall not, either directly or indirectly, individually or by or through any Covered Entity, whether for consideration or otherwise: (1) engage in (except on behalf of the Company or any of its Affiliates), or compete with the Company or any of its Affiliates in, a Competing Business anywhere in the Territory; or (2) form or assist others in forming, be employed by, perform services for, become an officer, director, member or partner of, or participant in, or consultant or independent contractor to, invest in or own any interest in (whether through equity or debt securities), assist (financially or otherwise) or lend your name, counsel or assistance to any entity engaged in a Competing Business anywhere in the Territory.

(b)                Non-Solicitation. While employed and during the Restricted Term, you shall not, either directly or indirectly, individually or by or through any Covered Entity, whether for consideration or otherwise: (A) knowingly solicit or actually accept business from any Customer or Prospective Customer, in each case, for the purpose of providing goods or services on behalf of a Competing Business, (B) knowingly solicit or induce any Customer to terminate, reduce or alter, in a manner adverse to the Company or any of its Affiliates, any existing or potential business arrangement or agreement with the Company or any of its Affiliates, or (C) solicit, hire, attempt to solicit or attempt to hire any person who is or was an employee, third party consultant or independent contractor of the Company or any of its Affiliates at any time during the 12 months prior to such solicitation or hiring. The restrictions set forth in this Section 11(b) shall not prohibit any form of general advertising or solicitation that is not directed at a specific person or entity and does not relate to a Competing Business.

(c)                Non-Disparagement. You will not, in any manner, directly or indirectly, on your own behalf or in conjunction with or for the benefit of any other person or entity, disparage, defame, or denigrate the Company or any of its Affiliates or their respective officers, directors, employees, stockholders, products or services in any manner harmful to their business reputation. The Company agrees that its officers and directors will not, in any manner, directly or indirectly, disparage, defame, or denigrate you in any manner harmful to your business or personal reputation. Notwithstanding the foregoing, nothing in this Section 11(c) shall prohibit any person from making truthful statements when required by order of a court or other governmental or regulatory body having jurisdiction or to enforce any legal right including, without limitation, the terms of this Agreement.

(d)                Conditional Severance Benefits. You agree that the payment of any Severance Benefits is conditioned on your compliance with Sections 11(a), (b) and (c) and that, if you breach any of those sections, you (A) forfeit your rights to receive any Severance Benefits, and (B) will repay, or cause to be repaid, to the Company the full amount of any Severance Benefits paid by the Company to you prior to the date of such breach.

(e)                Enforcement. You acknowledge that the covenants set forth in Sections 5, 6 and 11(a), (b) and (c) impose a reasonable restraint on you in light of the business and activities of the Company and its Affiliates. You acknowledge that your expertise is of a special and unique character which gives this expertise a particular value, and that a breach of Sections 5, 6 or 11(a), (b) or (c) by you will cause serious and potentially irreparable harm to the Company and its Affiliates. You therefore acknowledge that a breach of Sections 5, 6 or 11(a), (b) or (c) by you cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company and its Affiliates from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, you acknowledge that, notwithstanding any provision contained herein to the contrary, the Company and its Affiliates are entitled, in addition to any other remedies they may have under this Agreement or otherwise, to temporary, preliminary and permanent injunctive and other equitable relief (without the necessity of showing economic loss or other actual damages) to prevent or curtail any breach of this Agreement in any court of competent jurisdiction, in addition to any other legal or equitable remedies they may have. You acknowledge, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by you. In the event of a breach or violation by you of any of the provisions of Section 11(a) or (b), the running of the Restricted Term shall be tolled during the continuance of any actual breach or violation. Other than with respect to a Company violation of Section 11(c) above, your sole and exclusive remedy in the event of a breach of this Agreement by the Company shall be payment of Severance Benefits.

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Terry Fitch

March 4, 2019

(f)           Modification. In the event that any provision or term of Section 11(a) or (b), or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographic and temporal restrictions and provisions contained in Section 11(a) or (b)) is held to be unenforceable or invalid for any reason, such provision or portion thereof will be modified or deleted in such a manner as to be effective for the maximum period of time for which it/they may be enforceable and over the maximum geographical area as to which it/they may be enforceable and to the maximum extent in all other respects as to which it/they may be enforceable. Such modified restriction(s) shall be enforced by the court or adjudicator. In the event that modification is not possible, because each of your obligations in Section 11 is a separate and independent covenant, any unenforceable obligation shall be severed and all remaining obligations shall be enforced.

12.          Return of Company Property. Upon the termination of your employment for any reason, as a precondition to your receipt of the Severance Benefits (if applicable), within five (5) days after your Separation from Service Date (or earlier if requested by the Company), you will return to the Company all Company documents (and all copies thereof) and other Company property within your possession, custody or control, including, but not limited to, Company files, notes, financial and operational information, Customer lists and contact information, product and services information, research and development information, drawings, records, plans, forecasts, reports, payroll information, spreadsheets, studies, analyses, compilations of data, proposals, agreements, sales and marketing information, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, tablets, handheld devices, and servers), credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of the Company, and all reproductions thereof in whole or in part and in any medium. You further agree that you will make a diligent search to locate any such documents, property and information and return them to the Company within the timeframe provided above. In addition, if you have used any personally-owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) days after your Separation from Service date you must permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part). You shall deliver to the Company a signed statement certifying compliance with this Section 12 prior to the receipt of the Severance Benefits.

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Terry Fitch

March 4, 2019

13.          Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means with respect to any party, any corporation, limited liability company, partnership, joint venture, firm and/or other entity that directly or indirectly controls, is controlled by or is under common control with such party, including any subsidiaries.

“Cause” for termination will mean your: (a) willful and continued failure to substantially perform your duties (other than as a result of incapacity due to physical or mental illness or other approved leave of absence); (b) gross negligence or willful misconduct in the course of your employment with the Company that causes or is likely to cause material harm to the Company; (c) engagement in conduct that discriminates or harasses another employee or contractor of the Company or any of its Affiliates on the basis of gender, race, color, creed, religion or sexual orientation; (d) conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude; (e)  intentional, material breach of this Agreement that causes or is likely to cause material harm to the Company; (f)  intentional, material violation of the written policies of the Company, to the extent you have reasonable notice of such policies, that causes or is likely to cause material harm to the Company; or (g) material fraud with respect to, or embezzlement of material funds or property belonging to, the Company. Notwithstanding the foregoing, “Cause” shall not exist with respect to the events or circumstances described in sections (a), (b), (e), (f) or (g) of this paragraph unless and until the Company has given you written notice of the applicable event or circumstance within sixty (60) days of the date the Company has actual knowledge thereof, which notice specifically delineates such claimed misconduct or breach and informs you that you are required to cure such misconduct or breach (if curable) within thirty (30) days (the “Executive Cure Period”) of the date of such notice, and such breach is not cured to the extent curable within the Executive Cure Period. If Cause exists pursuant to the preceding sentence in respect of an event described in sections (a), (b), (e), (f) or (g) of this paragraph, the Company may terminate your employment for Cause within forty-five (45) days after the end of the Executive Cure Period. If such curable misconduct or breach is cured within the Executive Cure Period, Cause shall be deemed not to exist. The Company shall not be permitted to terminate your employment for Cause in respect of an event described in sections (a), (b), (e), (f) or (g) of this paragraph if the Company fails to either (x) provide written notice of the applicable event or circumstance within sixty (60) days of the date the Board (other than you, if you are a member of the Board) has actual knowledge thereof, or (y) terminate your employment within the forty-five (45)-day period following the end of the applicable Executive Cure Period.

“Competing Business” means (i) any business involving or relating to the sale, distribution, marketing, wholesaling or manufacturing of hydroponic and similar products, including the acquisition and operation of any wholesaler or distributor of hydroponic equipment or any subsidiaries or Affiliates thereof, and (ii) any other business in which the Company or any of its Affiliates is engaged during the Term (as defined in Section 7).

“Confidential Information” means confidential or proprietary information and/or techniques of the Company or any of its Affiliates entrusted to, developed by, or made available to you, whether in writing, in computer form, reduced to a tangible form in any medium, or conveyed orally, that is not generally known by others in the form in which it is or was used by the Company or any of its Affiliates. Examples of Confidential Information include, without limitation: (i) sales, sales volume, sales methods, sales proposals, business plans or statements of work; (ii) Customers, Prospective Customers, and Customer records, including contact, preference and other Customer information; (iii) costs and general price lists and prices charged to specific Customers; (iv) the names, addresses, contact information and other information concerning any and all brokers, vendors and suppliers and prospective brokers, vendors and suppliers; (v) terms of contracts; (vi) non-public information and materials describing or relating to the business or financial affairs of the Company or any of its Affiliates, including but not limited to, financial statements, budgets, projections, financial and/or investment performance information, research reports, personnel matters, products, services, operating procedures, organizational responsibilities and marketing matters, policies or procedures; (vii) information and materials describing existing or new processes, products and services of the Company or any of its Affiliates, including marketing materials, analytical data and techniques, and product, service or marketing concepts under development by or for the Company or any of its Affiliates, and the status of such development; (viii) the business or strategic plans of the Company or any of its Affiliates; (ix) the information technology systems, network designs, computer program code, and application practices of the Company or any of its Affiliates; and (x) acquisition candidates of the Company or any of its Affiliates or any studies or assessments relating thereto. Confidential Information does not include information that becomes generally known to and available for use by the public other than as a result of your acts or omissions to act, including any breach of this Agreement.

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Terry Fitch

March 4, 2019

“Covered Entity” means all of your Affiliates, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in or to which you have an investment (whether through debt or equity securities), maintain any capital contribution or have made any advances, or in which any Affiliate of you has an ownership interest or profit sharing percentage. Your agreements contained herein specifically apply to each entity which is presently a Covered Entity or which becomes a Covered Entity subsequent to the date of this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement prohibits you from owning less than 3% of any class of voting securities, publicly held and quoted on a recognized securities exchange or inter-dealer quotation system, of any issuer, and no such issuer shall be considered a Covered Entity solely by virtue of such ownership or the incidents thereof.

“Customer” means any person or entity for whom the Company or any of its Affiliates (i) provides (or is contracted to provide) goods or services as of the date hereof or at any time during the Term, or (ii) has provided goods or services at any time during the one-year period prior to the date hereof.

“Good Reason” for resigning from employment with the Company shall exist if any of the following actions are taken by the Company without your prior written consent: (a) a material reduction in your base salary which the parties agree is a reduction of at least ten percent (10%) of your base salary; (b) a material reduction in your duties, responsibilities and/or authority; or (c) any material breach of this Agreement by the Company. In order to resign for Good Reason, you must provide written notice to the Board within sixty (60) days after the first occurrence of the event giving rise to Good Reason setting forth the basis for your resignation, allow the Company at least thirty (30) days from receipt of such written notice to cure such event, and if such event is not cured within such period, you must resign from all positions you then hold with the Company not later than forty-five (45) days after the expiration of the cure period.

“Prospective Customer” means any person or entity with whom the Company or any of its Affiliates has communicated or whom the Company or any of its Affiliates has solicited for the purposes of obtaining such person or entity as a Customer and/or whom the Company or any of its Affiliates has analyzed concerning the potential of such person or entity to become a Customer, at any time during the one-year period prior to the date hereof or at any time during the Term.

“Territory” means anywhere in the world.

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Terry Fitch

March 4, 2019

14.          Compliance with Section 409A. It is intended that the payments and benefits set forth in this Agreement (including, without limitation, the Severance Benefits) satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) (Section 409A, together with any state law of similar effect, “Section 409A”). For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations 1.409A-2(b)(2)(iii)), your right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, (a) except to the extent any expense or reimbursement provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A, (i) the amount of expenses eligible for reimbursement during any calendar year will not affect the amount of expenses eligible for reimbursement in any other calendar year, (ii) the reimbursements for expenses for which you are entitled to be reimbursed will be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, and (iii) the right to payment or reimbursement hereunder may not be liquidated or exchanged for any other benefit and (b) if the Company (or, if applicable, the successor entity thereto) determines that the Severance Benefits constitute “deferred compensation” under Section 409A and you are, on the date of your Separation from Service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of adverse personal tax consequences under Section 409A, the timing of the Severance Benefits shall be delayed until the earliest of: (i) the date that is six (6) months and one (1) day after your Separation from Service date, (ii) the date of your death, or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments or benefits deferred pursuant to this Section 14 shall be paid in a lump sum or provided in full by the Company (or the successor entity thereto, as applicable), and any remaining payments due shall be paid as otherwise provided herein. No interest shall be due on any amounts so deferred. If the Severance Benefits are not covered by one or more exemptions from the application of Section 409A and the Release could become effective in the calendar year following the calendar year in which you have a Separation from Service, the Release will not be deemed effective any earlier than the Release Deadline. The Severance Benefits are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly.

15.          Section 280G; Parachute Payments.

(a)                If any payment or benefit you will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the 280G Payment that would result in no portion of the 280G Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the 280G Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax, results in your receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the 280G Payment may be subject to the Excise Tax. If a reduction in a 280G Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for you. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).

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Terry Fitch

March 4, 2019

(b)                Notwithstanding any provision of subsection (a) above to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the 280G Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for you as determined on an after-tax basis; (B) as a second priority, 280G Payments that are contingent on future events (e.g., being terminated without Cause), shall be reduced (or eliminated) before 280G Payments that are not contingent on future events; and (C) as a third priority, 280G Payments that are "deferred compensation" within the meaning of Section 409A shall be reduced (or eliminated) before 280G Payments that are not deferred compensation within the meaning of Section 409A.

(c)                Unless you and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the change in control transaction shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change in control transaction, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required by this Section 15. For purposes of making the determinations required by this Section 15, the accounting or law firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Executive and the Company agree to furnish such information and documents as the accounting or law firm may reasonably request in order to make a determination under this Section 15. The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a 280G Payment becomes reasonably likely to occur (if requested at that time by you or the Company) or such other time as requested by you or the Company.

(d)                If you receive a 280G Payment for which the Reduced Amount was determined pursuant to clause (x) of Section 15(a) and the Internal Revenue Service determines thereafter that some portion of the 280G Payment is subject to the Excise Tax, you agree to promptly return to the Company a sufficient amount of the 280G Payment (after reduction pursuant to clause (x) of Section 15(a)) so that no portion of the remaining 280G Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of Section 15(a), you shall have no obligation to return any portion of the 280G Payment pursuant to the preceding sentence.

16. Dispute Resolution. To ensure the timely and economical resolution of disputes that may arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution, or interpretation of this Agreement, your employment, or the termination of your employment, including but not limited to statutory claims (including, without limitation, discrimination, harassment, wrongful termination or wage claims under the Labor Code), will be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in California, conducted by JAMS, Inc. (“JAMS”) under the then-applicable JAMS rules (available at the following web address: http://www.jamsadr.com/rulesclauses, and which will be provided to you on request). By agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. You will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award.

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March 4, 2019

The arbitrator shall be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The prevailing party in the arbitration may be entitled to an award of reasonable attorneys’ fees incurred in connection with the arbitration in such amount, if any, as determined by the arbitrator. The costs of the arbitration shall be borne equally by the parties unless otherwise determined by the arbitrator in its award. Nothing in this letter is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

17.           Clawback. You hereby acknowledge and agree that any payment hereunder will be subject to recovery by the Company pursuant to applicable law and any applicable Company compensation recovery policy as may be from time to time in effect.

18.           Reimbursement of Legal Expenses. The Company shall pay directly, or reimburse you for, all reasonable legal expenses incurred by you in the negotiation and execution of this Agreement (including any exhibits hereto). Such payments and/or reimbursements shall occur within ten business days after you provide documentation to the Company of the legal expenses incurred.

19.           Confidentiality of this Agreement. You agree to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by you of this covenant. This provision does not prohibit you from providing this information on a confidential and privileged basis to your attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.

20.           Miscellaneous. This Agreement (including exhibits), together with your Confidentiality Agreement, forms the complete and exclusive statement of your employment agreement with the Company. It supersedes any other agreements or promises made to you by anyone, whether oral or written. Changes in your employment terms, other than those changes expressly reserved to the Company’s or Board’s discretion in this Agreement, require a written modification approved by the Company and signed by a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. The Company represents and warrants that it is free to enter into this Agreement and has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of all of its obligations under this Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic image copies of signatures shall be equivalent to original signatures.

Please sign and date this Agreement and the enclosed Confidentiality Agreement and return them to me. I would be happy to discuss any questions that you may have about these terms.

[SIGNATURE PAGE FOLLOWS]

12

Terry Fitch

March 4, 2019

We are delighted to be making this offer and the Company looks forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,

/s/ Jeffrey Peterson

Jeffrey Peterson, Chief Financial Officer, Secretary and Treasurer

Hydrofarm Holdings Group, Inc.

Reviewed, Understod, and Accepted:

/s/ Terry Fitch	3/4/19
Terry Fitch	Date

Exhibit A: Confidentiality and Invention Assignment Agreement

Exhibit B: Release

Exhibit C: Restricted Stock Unit Award Notice and Restricted Stock Unit Agreement

Exhibit D: Form of Stock Option Grant Notice and Stock Option Agreement

EXHIBIT A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT (this “Agreement”), dated as of April _____, 2017 (the “Effective Date”), is made and entered into by and between (i) Hydrofarm, Inc., a California corporation (“Company”), and (ii) _______________________, an individual resident in the State of _______________________ (“Employee”).

AGREEMENT

In consideration of Employee’s employment with Company, Employee’s receipt of the compensation paid to Employee by Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Employment; Compensation

(a)                Employee understands and acknowledges that Employee’s employment with the Company is for an unspecified duration and constitutes "at-will" employment. Employee acknowledges that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or employee, with or without notice.

(b)                During the term of Employee’s employment with the Company, Employee will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or becomes involved during the term of Employee’s employment; and, Employee will not engage in any other activities that conflict with Employee’s obligations to the Company.

(c)                In consideration for the covenants and obligations set forth herein, the Company will pay Employee the compensation set forth on Appendix A.

2.	Confidential Information

(a)                Company Information. During the term of Employee’s employment (Employee’s "Relationship with the Company"), Employee will have access to Confidential Information and Trade Secrets of the Company (collectively, the “Proprietary Information”). Employee acknowledges that all Proprietary Information that may exist from time to time is a valuable, special and unique asset of the Company, and access to and knowledge of which is essential to the performance of Employee’s employment duties. Employee will keep confidential and not disclose (during the period of employment and thereafter, except that Employee is only required to hold any Proprietary Information that is not a Trade Secret in confidence for the maximum extent permitted by applicable law) to any other person or entity and will not use for Employee’s own benefit or the benefit of any other person or entity (other than the Company) any Proprietary Information, except in a manner that has been expressly authorized by the formal written policies of the Company. "Confidential Information" means any Company proprietary information, technical data, or know-how, including, but not limited to, research, business plans, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee became acquainted during the term of Employee’s Relationship with the Company), market research, works of original authorship, intellectual property (including, but not limited to, unpublished works and undisclosed patents), photographs, negatives, digital images, software, computer programs, ideas, developments, inventions (whether or not patentable), processes, formulas, technology, designs, drawings and engineering, hardware configuration information, forecasts, strategies, marketing, finances or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation or inspection of parts or equipment. Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved. “Trade Secrets” means, collectively, information, including a formula, pattern, compilation, program, device, method, technique or process, that: (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(b)                Other Employer Information. Employee will not improperly use or disclose to any member of the Company, or to any employee, officer, director, manager, equityholder, financing source, lender, partner, agent, contractor or representative of any member of the Company, any confidential or proprietary information (including unpublished patent applications or invention disclosures) belonging to any former employer of Employee or to any other person or entity to which Employee owes a duty of nondisclosure, unless consented to in writing by such employer, person or entity.

(c)                Third Party Information. Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee will hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee’s duties to the Company consistent with the Company's agreement with such third party.

(d)                Defend Trade Secrets Act. Notwithstanding any other provision of this Agreement to the contrary, pursuant to 18 USC Section 1833(b), Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 18 USC Section 1833(b) does not, however, preclude the trade secret owner from seeking breach of contract remedies.

3.	Intellectual Property

(a)                Assignment of Intellectual Property. Employee will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all of Employee’s right, title and interest in and to any original works of authorship, trademarks, domain names, inventions (including the right to claim priority), concepts, improvements, processes, methods or Proprietary Information , whether or not patentable or registrable under copyright or similar laws that Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of Employee’s Relationship with the Company, including such intellectual property developed by Employee for the Company prior to the Effective Date (collectively referred to as "Intellectual Property") and that (i) are developed using the equipment, supplies, facilities or Confidential Information of the Company, (ii) result from or are suggested by work performed by Employee for the Company, or (iii) relate to the Company business or to the actual or demonstrably anticipated research or development of the Company. All original works of authorship that are created by Employee (solely or jointly with others) within the scope of and during the period of Employee’s Relationship with the Company and that are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal, and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Employee hereby waives such Moral Rights and consents to any action of Company that would violate such Moral Rights in the absence of such consent.

(b)                Patent and Copyright Registrations. Employee will assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Intellectual Property and any copyrights, patents, trademarks, domain names or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and other instruments that the Company deems necessary in order to apply for and obtain such rights and in order to assign and convey to the Company and its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Intellectual Property and any copyrights, patents, trademarks, domain names or other intellectual property rights relating thereto. Employee’s obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers continues after the termination of this Agreement. In the event the Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s assistance in perfecting the rights transferred in this Agreement, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent and copyright, trademark or domain name registrations thereon with the same legal force and effect as if executed by Employee. The designation and appointment of the Company and its duly authorized officers and agents as Employee’s agent and attorney in fact is deemed to be coupled with an interest and therefore irrevocable.

(c)                Maintenance of Records. Employee will keep and maintain adequate and current written records of all Intellectual Property created by Employee (solely or jointly with others) during the term of Employee’s Relationship with the Company. The records will be in the form of notes, sketches, drawings, works of original authorship, photographs, negatives or digital images or in any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(d)                Intellectual Property Retained and Licensed. To the extent permitted by Section 2(b), Employee has accurately identified on Schedule 1 all ideas, methodologies, processes, inventions, discoveries and works of authorship, and all rights in any trademarks, service marks, trade secrets, copyrights, and patents, that Employee created prior to Employee’s employment with the Company (collectively “Pre-Existing Work Product”) that may reasonably relate to the current or future business of the Company. Except as provided herein, Employee will retain all right, title and interest in and to such Pre-Existing Work Product. Employee will promptly disclose to the Company any modifications or improvements to any Pre-Existing Work Product that fall within the definition of Intellectual Property (and hereby assigns rights thereto to the Company pursuant to Section 3(a)). If Employee, during the course of or resulting from employment with the Company, uses, creates, or otherwise provides Confidential Information, Intellectual Property or other works that incorporate or reasonably require the use of any of Employee’s Pre-Existing Work Product, then Employee will promptly disclose such and hereby grants the Company an unrestricted, royalty-free, perpetual, irrevocable, transferable, license to make, have made, use, market, import, distribute, copy, modify, prepare derivative works, perform, display, disclose, sublicense and otherwise exploit any and all such Pre-Existing Work Product, to the extent such grant of rights does not conflict with any contractual obligations of Employee existing prior to the Effective Date.

(e)                Exception to Assignments. The foregoing provisions of this Agreement requiring assignment of Intellectual Property to the Company do not apply to any invention or Intellectual Property that cannot be assigned to the Company under the laws of the state in which Employee resides, and the notices set forth as Appendix B pertaining to Employee’s state of residence applies to Employee and any such inventions and Intellectual Property.

(f)                Return of Company Documents. At the time of leaving the employ of the Company and at other times as requested by Company, Employee will deliver to the Company (and will not keep in Employee’s possession, recreate or deliver to anyone else) any and all works of original authorship, domain names, original registration certificates, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment or other documents or property, or reproductions of any aforementioned items, developed by Employee pursuant to Employee’s Relationship with the Company or otherwise belonging to the Company or its successors or assigns. In the event of the termination of Employee’s Relationship with the Company, Employee agrees to execute and deliver the "Termination Certificate" attached hereto as Appendix C.

4.       Notification of New Employer

In the event that Employee leaves the employ of the Company, Employee hereby grants consent to notification by the Company to Employee’s new employer or consulting client of Employee’s rights and obligations under this Agreement.

5.       No Solicitation of Employees

In consideration for Employee’s Relationship with the Company and other valuable consideration, receipt of which is hereby acknowledged, Employee agrees that, during the period of Employee’s Relationship with the Company as an employee, consultant, officer and/or director and for a period of twelve (12) months thereafter, Employee will not solicit the employment of any person who is then employed by the Company (as an employee or consultant), on behalf of Employee or any other person, firm, corporation, association or other entity, directly or indirectly.

6.       Representations and Warranties

Employee represents and warrants that Employee’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee’s Relationship with the Company. Employee has not entered into, and Employee will not enter into, any oral or written agreement in conflict herewith. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.

7.       Equitable Relief

Any disputes relating to or arising out of a breach of the covenants contained in this Agreement may cause the Company or Employee, as applicable, to suffer irreparable harm and to have no adequate remedy at law. In the event of any such breach or default by a party, or any threat of such breach or default, the other party will be entitled to injunctive relief, specific performance and other equitable relief. No bond or other security is required in obtaining such equitable relief (unless such bond or security is otherwise required by law, in which event, Company and Employee hereby agree that a $5,000 US bond will be sufficient) and hereby consents to the issuance of such injunction and to the ordering of specific performance.

8.       General Provisions

(a)                Governing Law; Consent to Personal Jurisdiction. This Agreement and any controversy related to or arising, directly or indirectly, out of, caused by or resulting from this Agreement will be governed by and construed in accordance with the domestic laws of Employee’s residence as of the Effective Date of this Agreement (as identified in the caption of this Agreement), without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than such state. Employee hereby expressly consents to the nonexclusive personal jurisdiction and venue of the state and federal courts located in the federal Northern District of California for any lawsuit filed there by either party arising from or relating to this Agreement.

(b)                Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and Employee relating to the subject matter herein and merges all prior discussions between the parties. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement.

(c)                Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)                Successors and Assigns. Employee may not assign any of Employee’s rights or delegate any of its obligations under this Agreement without the prior written consent of the Company. The Company may freely assign any of the Company’s rights or delegate any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors, heirs and permitted assigns of the parties

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Proprietary Information and Inventions Agreement as of the date first set forth above.

By:
Name:

Address:

WITNESS:

By:
Name:

Address:

[SIGNATURE PAGE TO PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT]

APPENDIX A

Compensation Disclosure

In considerations for the covenants and obligations set forth in the Agreement, Employee expressly acknowledge the receipt and sufficiency of the following compensation (check all that apply):

☐	New, revised, or renewed compensation package.

☐	The sum of one hundred dollars ($100).

☐	Other (_____________________________________________________________________).

A-1

APPENDIX B

Invention Notice Schedule

California

The following notice applies to employees who live in the State of California (and this Agreement does not apply to, and You have no obligation to assign to the Company any invention that fully qualifies with the following):

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)   Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2)   Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable. (California Labor Code Section 2870)

Delaware

The following notice applies to employees who live in the State of Delaware:

In accordance with Delaware law, this Agreement does not apply to, and Employee has no obligation to assign to the Company, an invention that Employee developed entirely on Employee’s own time without using the Company’s equipment, supplies, facility, or trade secret information, except for those inventions that (i) relate to the Company’s business or actual or demonstrably anticipated research and development, or (ii) results from any work performed by Employee for the Company. (Delaware Code Annotated, Title 19, Section 805)

Illinois

The following notice applies to employees who live in the State of Illinois:

In accordance with Illinois law, this Agreement does not apply to, and Employee has no obligation to assign to the Company, an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research and development, or (b) the invention results from any work performed by Employee for the Company. (Illinois Compiled Statutes, Chapter 765, Section 1060)

Kansas

The following notice applies to employees who live in the State of Kansas:

In accordance with Kansas law, this Agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely Employee’s own time, unless: (a) the invention relates directly to the business of the Company or to the Company's actual or demonstrably anticipated research or development; or (b) the invention results from any work performed by Employee for the Company. (Kansas Statutes Annotated §§ 44-130)

Minnesota

The following notice applies to employees who live in the State of Minnesota:

In accordance with Minnesota law, this Agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Employee’s own time, and (a) which does not relate (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by Employee for the Company. (Minnesota Statutes Annotated § 181.78)

North Carolina

The following notice applies to employees who live in the State of North Carolina:

In accordance with North Carolina law, this Agreement does not apply to an invention that Employee developed entirely on Employee’s own time without using the Company's equipment, supplies, facility or trade secret information except for those inventions that (a) relate to the Company's business or actual or demonstrably anticipated research or development, or (b) result from any work performed by Employee for the Company. (North Carolina General Statutes §§ 66-57.1, 66-57.2)

Utah

The following notice applies to employees who live in the State of Utah:

Employee acknowledges and agrees that this Agreement is not an employment agreement under Utah law or otherwise. However, if and only to the extent this Agreement is deemed to be covered by the restrictions set forth in Utah Code Ann. § 34-39-3, this Agreement will not apply to an invention that is created by Employee entirely on Employee’s own time and is not an employment invention as defined in Utah Code Ann. § 34-39-2(1), except as permitted under Utah Code Ann. § 34-39-3.

Washington

The following notice applies to employees who live in the State of Washington:

Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not obligate Employee to assign or offer to assign to the Company any of Employee’s rights in an invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company. This satisfies the written notice and other requirements of RCW 49.44.140.

APPENDIX C

TERMINATION CERTIFICATE

This is to certify that I do not have in my possession, nor have I failed to return, any and all works of original authorship, domain names, original registration certificates, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, or other documents or property, or reproductions of any aforementioned items, belonging to Hydrofarm, LLC and its subsidiaries, affiliates, successors or assigns (collectively, the "Company").

I further certify that I have complied with all the terms of the Company's Proprietary Information and Inventions Agreement signed by me (the "Agreement"), including the reporting of any Intellectual Property (as defined therein) conceived or made by me (solely or jointly with others) covered by the Agreement.

I further agree that, in compliance with the Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, methods, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I agree that for twelve (12) months from this date, I will not to divert or attempt to divert from the Company any business the Company enjoyed or solicited from its customers during the prior twelve (12)-month period, nor will I solicit or attempt to induce any customer, supplier, partner or other person or entity with whom the Company has, or is attempting to establish, a commercial relationship to cease or refrain from doing business with the Company or to alter its relationship with the Company in any way adverse to the Company.

I agree that for twelve (12) months from this date, I will not (a) make any false, misleading or disparaging representations or statements with regard to the Company or the products or services of the Company to any third party or (b) make any statement to any third party that may impair or otherwise adversely affect the goodwill or reputation of the Company.]

I further agree that for twelve (12) months from this date, I will not solicit the employment of any person who will then be employed by the Company (as an employee or consultant) or who will have been employed by the Company (as an employee or consultant) within the prior twelve (12) month period, on behalf of myself or any other person, firm, corporation, association or other entity, directly or indirectly, all as provided more fully in the Agreement.

Dated:	By:
Name:

C-1

SCHEDULE 1

PRE-EXISTING WORK PRODUCT

S-1

EXHIBIT B

RELEASE

In exchange for good and valuable consideration set forth in that certain Offer Letter (the “Offer Letter”), dated as of [  ] between the undersigned, ______________ (“Employee”) and Hydrofarm, LLC, a California limited liability company (“Hydrofarm”), the sufficiency of which is hereby acknowledged, Employee, on behalf of himself, his executors, heirs, administrators, assigns and anyone else claiming by, through or under Employee, irrevocably and unconditionally, releases, and forever discharges Hydrofarm, its predecessors, successors and related and affiliated entities, including parents and subsidiaries, and each of their respective directors, officers, managers, shareholders, members, employees, attorneys, insurers, agents and representatives (collectively, the “Company”), from, and with respect to, any and all debts, demands, actions, causes of action, suits, covenants, contracts, wages, bonuses, damages and any and all claims, demands, liabilities, and expenses (including attorneys’ fees and costs) whatsoever of any name or nature both in law and in equity that Employee now has, ever had or may in the future have against the Company with respect to Employee’s employment with, or service as an officer, director or manager of, the Company (severally and collectively, “Claims”), including but not limited to, any and all Claims in tort or contract, whether by statute or common law, and any Claims relating to salary, wages, bonuses and commissions, incentive units, equity interests, the breach of any oral or written contract, unjust enrichment, promissory estoppel, misrepresentation, defamation, interference with prospective economic advantage, interference with contract, wrongful termination, intentional or negligent infliction of emotional distress, negligence, or breach of the covenant of good faith and fair dealing, and Claims arising out of, based on, or connected with the termination of Employee’s employment, including any Claims for unlawful employment discrimination of any kind, whether based on age, race, sex, disability or otherwise, including specifically and without limitation, claims arising under or based on: Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Civil Rights Act of 1991; the Family and Medical Leave Act; the Americans with Disabilities Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Equal Pay Act of 1963; the Older Workers Benefits Protection Act; or any other local, state or federal equal employment opportunity or anti-discrimination law, statute, policy, order, ordinance or regulation affecting or relating to Claims that Employee ever had, now has, or claims to have against the Company; provided, however, that Employee does not release the Company with respect to claims arising out of or relating to its fraud, gross negligence or willful misconduct. This Release (this “Release”) is not intended to release Claims which, as a matter of law or public policy, cannot be released.

By signing below, Employee expressly waives any benefits of Section 1542 of the Civil Code of the State of California (and any other federal, state, or local law of similar effect) if and to the extent applicable. Section 1542 of the Civil Code of the State of California provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Employee warrants and represents that Employee has not assigned or transferred to any person or entity any of the Claims released by this Release, and Employee agrees to defend (by counsel of the Company’s choosing), and to indemnify and hold harmless, the Company from and against any claims based on, in connection with, or arising out of any such assignment or transfer made, purported or claimed.

As further consideration for Employee’s entering into the Offer Letter and this Release, the Company covenants and agrees that for one year after the date of this Release, the Company will not disparage Employee in any manner harmful to Employee’s business or personal reputation. As further consideration for the Company entering into the Offer Letter and this Release, Employee covenants and agrees that for one year after the date of this Release, Employee will not disparage the Company in any manner harmful to the Company’s business reputation; provided, that the foregoing restriction shall not be construed to limit or restrict any provision of the Offer Letter that prohibits Employee from disparaging the Company. Nothing set forth herein shall prevent Employee or the Company from providing accurate responses to requests for information if required by legal process, in connection with a government investigation, or as protected under the whistleblower provisions of federal or state law or regulation.

Notwithstanding anything to the contrary in this Release or the Offer Letter, the foregoing release shall not cover, and Employee does not intend to release, any rights of indemnification under the Company’s Charter Documents (defined below) or rights to directors and officers liability insurance. The Company’s charter documents include, as applicable, Articles of Incorporation, Articles of Organization, Certificate of Formation, Bylaws or Limited Liability Company Agreement (collectively the “Charter Documents”). Employee further acknowledges that the Company’s obligations under the Charter Documents with respect to indemnification are, to the extent required therein, conditioned upon receipt by the Company of an undertaking by Employee to repay any advanced or received amounts if it shall be determined by a court of competent jurisdiction by final judicial determination that Employee is not entitled to be indemnified by the Company under the Charter Documents.

EMPLOYEE HAS READ THIS RELEASE AND BEEN PROVIDED A FULL AND AMPLE OPPORTUNITY TO STUDY IT, AND EMPLOYEE UNDERSTANDS THAT THIS IS A FULL AND COMPREHENSIVE RELEASE AND INCLUDES ANY CLAIM UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED IN WRITING TO CONSULT WITH LEGAL COUNSEL BEFORE SIGNING THIS RELEASE AND THE OFFER LETTER, AND EMPLOYEE HAS CONSULTED WITH AN ATTORNEY. EMPLOYEE WAS GIVEN A PERIOD OF AT LEAST 21 DAYS TO CONSIDER SIGNING THIS RELEASE, AND EMPLOYEE HAS SEVEN DAYS FROM THE DATE OF SIGNING TO REVOKE EMPLOYEE’S ACCEPTANCE BY DELIVERING TIMELY NOTICE OF HIS REVOCATION TO THE COMPANY’S HUMAN RESOURCES DEPARTMENT AT ITS PRINCIPAL PLACE OF BUSINESS. EMPLOYEE IS SIGNING THIS RELEASE VOLUNTARILY, WITHOUT COERCION, AND WITH FULL KNOWLEDGE THAT IT IS INTENDED, TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS A COMPLETE AND FINAL RELEASE AND WAIVER OF ANY AND ALL CLAIMS. EMPLOYEE ACKNOWLEDGES AND AGREES THAT CERTAIN PAYMENTS SET FORTH IN THE OFFER LETTER ARE CONTINGENT UPON EMPLOYEE SIGNING THIS RELEASE AND WILL BE PAYABLE ONLY IF AND AFTER THE REVOCATION PERIOD HAS EXPIRED.

[SIGNATURE PAGE FOLLOWS]

Employee has read this Release, fully understands it and freely and knowingly agrees to its terms.

Dated this _____ day of ____________, 20___.

[Employee]

AGREED AND ACCEPTED:

HYDROFARM, LLC

By:

Title:

Date:

[SIGNATURE PAGE TO RELEASE]

EXHIBIT C

CONFIDENTIAL

HYDROFARM HOLDINGS LLC

UNIT AWARD AGREEMENT

This UNIT AWARD AGREEMENT (this “ Agreement”) is entered into as of [ _________], 2017 (the “Effective Date”), by and between Hydrofarm Holdings LLC, a Delaware limited liability company (the “Company”), and [__________] (the “Participant”). Capitalized terms that are used but not defined herein have the meanings ascribed to them in the LLC Agreement (as defined below).

WHEREAS, the Company is governed by that certain Limited Liability Company Agreement of Hydrofarm Holdings LLC, dated as of [________], 2017, by and among the Company and the Members from time to time party thereto, a copy of which is attached hereto as Exhibit A (as amended, supplemented or otherwise modified from time to time, the “LLC Agreement”);

WHEREAS, pursuant to the LLC Agreement, the Company is authorized to grant Class P Units (“Class P Units”) that are intended to constitute “profits interests” for applicable income tax purposes;

WHEREAS, this Agreement is intended to qualify for the exemption from registration under Section 4(2) or Rule 701 under the Securities Act or such other exemptions as may be available under the Securities Act; and

WHEREAS, as additional compensation for services provided by the Participant to the Company, the Company desires to grant Class P Units of the Company to the Participant on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       Defined Terms.

“Fair Market Value ” means the fair market value of the Class P Units, as determined in the good faith discretion of the Board as of the last day of the month completed most recently before any notice to repurchase the Class P Units is delivered.

“Net Return” means, as of the applicable date of determination, the return on investment realized by Hydrofarm Investment Corp., a Delaware corporation (“Hawthorn”) with respect to all Units (regardless of class) held by Hawthorn, equal to the quotient of (a) the aggregate amount actually realized by Hawthorn and (b) the aggregate amount paid by Hawthorn for all Units held. The Net Return shall be calculated after taking into account the Class P Units, if any, which will vest pursuant to Section 4. Additionally, if contingent payments are to be received in connection with a Sale Event, the Net Return shall be calculated once such contingent payments are received; provided, however, that the Board in its good faith determination may, in its sole discretion, estimate such contingent payments and include such estimated contingent payments in its calculations of Net Return at the time of the Sale Event. For the avoidance of doubt, to the extent that Hawthorn owns Units indirectly through one or more other entities, such other entities shall be included within the definition of “Hawthorn” hereunder and any payment in respect of the Units owned by them shall be included for purposes of calculating Net Return.

“Sale Event” means any Approved Sale or, if not an Approved Sale, then any (a) Sale Transaction, (b) Corporate Conversion (provided such Corporate Conversion actually results in an initial Public Offering pursuant to Section 9.11 of the LLC Agreement) or (c) dissolution of the Company pursuant to Section 12.1 of the LLC Agreement.

2.        Grant of Units. Upon the terms and conditions set forth in this Agreement, the Company hereby grants to the Participant effective as of the Effective Date (the “Grant Date”), [_________] Class P Units of the Company (the “Granted Units”). Such Granted Units are subject to the restrictions provided in this Agreement.

3.        Profits Interests; Initial Capital Account. The Granted Units are each intended to constitute a “profits interest” in the Company within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. On the Grant Date, the Capital Account attributable to the Granted Units shall be zero.

4.        Vesting Conditions for Class P Units. The Granted Units will vest and no longer be subject to forfeiture, in each case subject to the Participant’s continued employment through the applicable vesting dates, as follows:

(a) fifty percent (50%) of the Granted Units will vest over a four -year period (the “Time Vesting Units”), whereby twenty-five percent (25%) of the Time Vesting Units will vest on the one (1) year anniversary of the Grant Date, with the remaining Time Vesting Units vesting in thirty-six (36) equal monthly installments thereafter, in each case subject to the Participant’s continued employment through the applicable vesting dates; and

(b) fifty percent (50%) of the Granted Units will vest based on the following Company performance thresholds (the “Performance Vesting Units”) measured as of the occurrence of a Sale Event:

(i) If the Net Return is less than 2.0:1.0, none of the Performance Vesting Units held by the Participant will vest.

(ii) If the Net Return is greater than or equal to 2.0:1.0, but less than 3.0:1.0, a portion of the Performance Vesting Units held by the Participant shall vest, which portion shall be determined by the following formula:

(A)	the Net Return minus 2.0; multiplied by

(B)	the total Performance Vesting Units held by the Participant.

(iii) If the Net Return is greater than or equal to 3.0:1.0, all of the Performance Vesting Units held by the Participant shall vest.

All of the Time Vesting Units will vest immediately prior to a Sale Event; provided that, in the case of each of clause (a) and (b) above, the Participant has provided continuous employment or service to the Company or any Related Company through such vesting date (the “ Vesting Schedule”). The Board, in its sole discretion, at any time may accelerate vesting of the Granted Units. The Granted Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.” Granted Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.”

5.	Forfeiture; Termination.

(a)	Treatment of Units on Termination.

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(i) Unvested Units. If the Participant’s employment with the Company or any of its Subsidiaries is terminated by the Company or any such Subsidiary, if the Participant terminates employment with the Company or any of its Subsidiaries, or if the Participant dies or becomes disabled, the Participant shall immediately forfeit all of the Unvested Units previously granted to the Participant pursuant to this Agreement.

(ii) Vested Units. If the Participant’s employment with the Company or any of its Subsidiaries is terminated by the Company or any such Subsidiary without Cause (as defined in such Participant’s employment agreement with the Company), if the Participant terminates employment with the Company or any of its Subsidiaries for Good Reason (as defined in such Participant’s employment agreement with the Company) or if the Participant dies or becomes disabled, the Company may, in its sole discretion, within ninety (90) days following such termination, purchase any of the Vested Units for a price equal to the Fair Market Value on the date of termination. If the Company does not so purchase a Vested Unit, the Participant shall retain such Vested Unit. If the Participant resigns without Good Reason or the Company terminates the Participant’s employment for Cause, all Vested Units previously granted to the Participant pursuant to this Agreement will be forfeited.

(b) Effect of Forfeiture. Upon the forfeiture of any Granted Units pursuant to this Agreement, the Participant (and the Participant’s heirs, successors and assigns) shall thereafter have no right, title or interest whatsoever in such forfeited Granted Units and, if the Company does not have custody of any and all certificates representing such Granted Units, then the Participant shall immediately return to the Company any and all certificates representing the Granted Units so forfeited. The Participant will receive no payment from the Company in connection with the forfeiture of any Granted Units, including no distribution or payment in respect of the Participant’s Capital Account or as a result of the Participant withdrawing or resigning as a Member of the Company. If the Granted Units granted hereunder have been forfeited, and the Participant owns no other Units of the Company, then the Participant will be automatically deemed to have withdrawn and resigned as a Member of the Company.

6. LLC Agreement; Participation Threshold. The terms and conditions of the Granted Units shall be as set forth herein and in the LLC Agreement. As a condition to the grant of the Granted Units pursuant to this Agreement, the Participant shall execute a counterpart signature page to the LLC Agreement, attached hereto as Exhibit B, agreeing to become a Member of the Company on the terms and subject to the conditions set forth in the LLC Agreement. If the Participant has a spouse, such spouse shall execute a spousal consent, attached hereto as Exhibit C. The Participation Threshold with respect to the Granted Units will be $[0] per Granted Unit.

7. Limitations on Transfer. In addition to the restrictions on transfer set forth in the LLC Agreement, the Participant may not Transfer any rights under this Agreement and the Participant’s rights hereunder shall not be subject to pledge, encumbrance, hypothecation, execution, attachment or similar process, in each case whether voluntarily or involuntarily, by operation of law or otherwise. Any attempt to Transfer any of the rights under this Agreement or any of the Granted Units contrary to the provisions hereof and the levy of any attachment or similar process upon the Participant’s rights hereunder or the Granted Units will be null and void.

8. Representations and Warranties of the Participant. The Participant hereby represents and warrants to the Company as of this date as follows:

(a) The Participant’s residence and domicile is the State set forth on the signature page hereof and all discussions related to this Agreement and the Granted Units, and the offer and acceptance of this Agreement and the Granted Units, occurred in such State.

3

(b) The Participant is acquiring the Granted Units for the Participant’s own account for investment and not with any view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Participant hereby consents to an appropriate legend on the certificates, if any, evidencing such Granted Units to such effect and to the effect that Granted Units may not be disposed of except in compliance with all federal and state securities laws. The Participant acknowledges and agrees that the Company shall have no obligation to register Granted Units granted to the Participant under federal or state securities laws either at the time the Granted Units are issued and delivered to the Participant or are proposed to be disposed of by the Participant unless otherwise expressly provided to the contrary in written agreements to which the Company and the Participant are parties.

(c) The Participant understands that (i) the Granted Units have not been registered under the Securities Act or applicable state securities laws, in reliance on exemptions from registration under the Securities Act and applicable state securities laws and (ii) no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Granted Units.

(d) The Participant acknowledges and agrees that (i) except as expressly provided for in this Agreement, no representations or warranties with respect to the Granted Units have been made to the Participant by the Company, any manager, officer, agent, employee, Subsidiary or Affiliate of the Company, or any other Persons, (ii) except for this Agreement and the LLC Agreement, there are no agreements, contracts, understandings or commitments between the Participant, on the one hand, and the Company, any Manager, Officer, agent, employee, Subsidiary or Affiliate of the Company, on the other hand, with respect to the Granted Units, (iii) in entering into this transaction the Participant is not relying upon any information, other than that contained in the LLC Agreement, this Agreement and the results of the Participant’s own independent investigation, (iv) any future economic return with respect to the Granted Units is speculative and subject to a high degree of risk, and (v) the Granted Units are subject to forfeiture as set forth herein, are subject to dilution by the issuance of additional Units by the Company, and the Participant is not entitled to any preemptive, tag-along, information or other minority investor rights with respect to either the Granted Units, other than as expressly set forth in the LLC Agreement or as otherwise provided under applicable law.

(e) The Participant is fully informed and aware of the circumstances under which the Granted Units must be held and the restrictions upon the resale of the Granted Units under the LLC Agreement and the Securities Act and any applicable state securities laws. The Participant acknowledges that (i) the Granted Units have not been registered under the Securities Act and, therefore, cannot be sold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available, (ii) the availability of an exemption may depend on factors over which the Participant or the Company has no control, (iii) unless so registered or exempt from registration the Granted Units may be required to be held for an indefinite period and (iv) the reliance of the Company and others upon the exemptions from registration referred to in the recitals is predicated in part upon this representation and warranty. The Participant understands that an exemption from registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the U.S. Securities and Exchange Commission, that there is no assurance that such exemption will ever become available to the Participant and that even if it were to become available, sales pursuant to Rule 144 would be limited in amount and could only be made in full compliance with the provisions of Rule 144.

4

(f) The Participant has full authority to enter into this Agreement and the LLC Agreement and perform the Participant’s obligations hereunder and thereunder. This Agreement has been, and the LLC Agreement, upon the execution and delivery of the counterpart signature pages referred to in Section 6, will have been, duly and validly executed and delivered by the Participant and constitute or will constitute legal, valid and binding obligations of the Participant, enforceable against the Participant in accordance with their terms, subject, as to the enforcement of remedies, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors and general principles of equity. The execution, delivery and performance of this Agreement does not and will not, and the execution and delivery of the LLC Agreement will not, conflict with, violate or cause a breach of any agreement, contract or instrument to which the Participant is a party or any judgment, order, decree or law to which the Participant is subject.

(g) The Participant understands that the Company’s agreement to grant the Granted Units to the Participant is predicated, in part, on the representations, warranties and covenants of the Participant contained herein.

9.       Section 83(b) Election for Granted Units.

(a) The Participant understands that under Section 83(a) of the Code, the excess (if any) of the Fair Market Value of the unvested Granted Units on the date the unvested Granted Units become vested over the purchase price, if any, paid for such Granted Units could be taxed as ordinary income subject to employment or self-employment taxes and tax reporting, as applicable. The unvested Granted Units are intended to qualify as “profits interests” in the Company for income tax purposes. Provided that the unvested Granted Units qualify as profits interests, the Fair Market Value of the unvested Granted Units on the Grant Date is deemed to be zero ($0) (and thus no tax generally would be payable by reason of the filing of the election). By filing a protective election within the 30-day period described below, the Participant should avoid the risk of adverse tax consequences in the future. The Participant understands that the Participant may elect under Section 83(b) of the Code to recognize income (in the amount of zero ($0)) at the time the unvested Granted Units are acquired, rather than when and as the unvested Granted Units vest. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within thirty (30) days from the Grant Date of the Granted Units.

(b) THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT D. THE PARTICIPANT UNDERSTANDS THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE THIRTY (30)-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE PARTICIPANT AS THE FORFEITURE RESTRICTIONS LAPSE. THE PARTICIPANT FURTHER UNDERSTANDS THAT AN ADDITIONAL COPY OF SUCH ELECTION FORM SHOULD BE FILED WITH THE PARTICIPANT’S FEDERAL INCOME TAX RETURN FOR THE CALENDAR YEAR IN WHICH THE DATE OF THIS AGREEMENT FALLS. THE PARTICIPANT ACKNOWLEDGES THAT THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX LAWS THAT APPLY TO THE RECEIPT OF THE UNVESTED UNITS UNDER THIS AGREEMENT AND DOES NOT PURPORT TO BE COMPLETE. THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED THE PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF THE PARTICIPANT’S DEATH.

(c) The Participant agrees that the Participant will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit D.

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10. Survival of Representations and Warranties; Indemnification. All representations and warranties contained herein shall survive the execution of this Agreement and the grant of the Granted Units contemplated hereby. Each party agrees to indemnify and hold harmless the other from any liability, loss or expense (including reasonable attorneys’ fees) if such party has breached any representation, warranty or agreement hereunder.

11. Governing Law. This Agreement is entered into under the laws of the State of Delaware and this Agreement (and any controversy or action arising out of or relating hereto) shall be construed and interpreted in accordance therewith.

12. Discontinuance of Employment. Neither this Agreement nor the issuance of the Granted Units shall give the Participant any right to continued employment by the Company or any of its Subsidiaries, or any of their respective Affiliates, and subject to the terms of any employment agreement among such parties, the Company, any of its Subsidiaries, and their Affiliates may terminate the Participant’s employment for any reason whatsoever, with or without Cause, and otherwise deal with the Participant as an employee without regard to the effect any such action may have on the Participant’s rights under this Agreement or the LLC Agreement. The Participant represents that the Participant is acquiring the Granted Units without any expectation that the ownership of any Granted Units will entitle the Participant to any rights as an employee of the Company, any of its Subsidiaries, or any of their Affiliates that would not exist if the Participant were not the owner of the Granted Units. The Participant further agrees that no change in his expectations concerning employment will have a reasonable basis unless set forth in a written agreement expressly giving the Participant additional rights as to such matters.

13. Additional Securities. Any additional securities issued to the Participant in respect of the Granted Units, will be subject to the terms and conditions contained herein in the same manner as the Granted Units, including forfeiture under Section 5.

14. Review of Agreement; Complete Agreement. The Participant confirms that the Participant has carefully reviewed this Agreement and the LLC Agreement and understands their terms. The Participant confirms that the Participant has consulted with legal counsel, or had ample opportunity to consult with legal counsel, representing Participant concerning this Agreement, the LLC Agreement and any other agreements between or among the Participant, the Company, and any of its or their present or prospective members, managers, officers or employees. This Agreement, together with the LLC Agreement, contains the complete agreement among the parties with respect to the grant of the Granted Units or any other incentive arrangement and supersedes all prior agreements and understandings among the parties hereto with respect hereto and thereto.

15. Tax Acknowledgement. Participant will pay to the Company, or the Company may deduct from any amounts payable to Participant, the amount of any applicable federal, state, local or foreign taxes that the Company determines is required to be withheld in connection with the issuance, vesting, forfeiture or purchase of the Granted Units, the distribution of any cash or other property on account of the Granted Units, or otherwise as a result of Participant’s relationship with the Company. The Participant acknowledges and agrees that none of the Company, any of its Subsidiaries or any of their respective Affiliates has made any representations or warranties hereunder with respect to the economic or tax effect of the grant of the Granted Units (or any other incentive arrangements). The Participant has made his or her own independent evaluation of the Granted Units, including the economic and tax effect of them, either through his or her own analysis or through representatives such as legal counsel or accountants.

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16. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise expressly provided herein, their respective heirs, executors, administrators, representatives, successors and permitted assigns. This Agreement may not be assigned, transferred or otherwise disposed of by the Participant, whether voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Company. No waiver of any provision of this Agreement is valid unless in writing and signed by the party against whom or which enforcement is sought and any such waiver is effective only in the specific instance described and for the purpose for which the waiver was given. The failure of any party to this Agreement to insist upon or enforce strict performance by any other party to this Agreement of any provision of this Agreement shall not be construed as a waiver or relinquishment of such right or related remedy. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The word “or” will not be exclusive.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

COMPANY:

HYDROFARM HOLDINGS LLC

By:
Name:
Title:

PARTICIPANT:

[ ]

Address of Participant:

8

EXHIBIT D

Option No.________

HYDROFARM HOLDINGS GROUP, INC.

Stock Option Grant Notice

Stock Option Grant under the Company’s

2019 Employee, Director and Consultant Equity Incentive Plan

1.	Name and Address of Participant:

2.	Date of Option Grant:

3.	Type of Grant:	Non-Qualified Option

4.	Maximum Number of Shares for which this Option is exercisable:

5.	Exercise (purchase) price per share:

6.	Option Expiration Date:

7.	Vesting Start Date:

8.	Vesting Schedule: This Option shall become exercisable (and the Shares issued upon exercise shall be vested) as follows provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date:

[Insert Vesting Schedule]

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

The Company and the Participant acknowledge receipt of this Stock Option Grant Notice and agree to the terms of the Stock Option Agreement attached hereto and incorporated by reference herein, the Company’s 2019 Employee, Director and Consultant Equity Incentive Plan and the terms of this Option Grant as set forth above.

HYDROFARM HOLDINGS
GROUP, INC.

By:
Name:
Title:

Participant

D-1

HYDROFARM HOLDINGS GROUP, INC.

STOCK OPTION AGREEMENT- INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Stock Option Grant Notice by and between (the “Company”), a Delaware corporation, and the individual whose name appears on the Stock Option Grant Notice (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $.0001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2019 Employee, Director and Consultant Equity Incentive Plan (the “Plan”);

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Participant each intend that the Option granted herein shall be a Non-Qualified Stock Option.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.                  GRANT OF OPTION.

The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of the number of Shares set forth in the Stock Option Grant Notice, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2.                  EXERCISE PRICE.

The exercise price of the Shares covered by the Option shall be the amount per Share set forth in the Stock Option Grant Notice, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Exercise Price”). Payment shall be made in accordance with Paragraph 9 of the Plan.

3.                  EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become vested and exercisable as set forth in the Stock Option Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan.

4.                  TERM OF OPTION.

This Option shall terminate on the Option Expiration Date as specified in the Stock Option Grant Notice but shall be subject to earlier termination as provided herein or in the Plan.

If the Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate for any reason other than the death or Disability of the Participant, or termination of the Participant for Cause (the “Termination Date”), the Option to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated in accordance with this Agreement, may be exercised within three months after the Termination Date, or on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date.

Notwithstanding the foregoing, in the event of the Participant’s death within three (3) months after the Termination Date, the Participant’s Survivors may exercise the Option within one (1) year after the Termination Date, but in no event after the Option Expiration Date as specified in the Stock Option Grant Notice, and this Option shall thereupon terminate.

In the event the Participant’s service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise any unexercised portion of this Option even if vested shall cease immediately as of the time the Participant is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Participant while an Employee, director or Consultant of the Company or of an Affiliate, as determined in accordance with the Plan, the Option shall be exercisable within one (1) year after the Participant’s termination of service due to Disability or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:

(a)	to the extent that the Option has become exercisable but has not been exercised as of the date of the Participant’s termination of service due to Disability; and

(b)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

In the event of the death of the Participant while an Employee, director or Consultant of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:

(x)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

5.                  METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto (or in such other form acceptable to the Company, which may include electronic notice). Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Company). Payment of the Exercise Price for such Shares shall be made in accordance with Paragraph 9 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the Company’s share register in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.                  PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.                  NON-ASSIGNABILITY.

The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, or as otherwise provided in the Plan and approved by the Administrator. Except as provided above in this paragraph, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.                  NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.                  ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.              TAXES.

The Participant acknowledges and agrees that (i) any income or other taxes due from the Participant with respect to this Option or the Shares issuable upon exercise of this Option shall be the Participant’s responsibility; (ii) the Participant was free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; (iii) the Participant has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Affiliate or any Employee of or counsel to the Company or any Affiliate regarding any tax or other effects or implications of the Option, the Shares or other matters contemplated by this Agreement and (iv) neither the Administrator, the Company, its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.

This Option is designated in the Stock Option Grant Notice as a Non-Qualified Option and when such Non-Qualified Option is exercised, the Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

11.              PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the 1933 Act and until the following conditions have been fulfilled:

(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.              RESTRICTIONS ON TRANSFER OF SHARES.

12.1          The Shares acquired by the Participant pursuant to the exercise of the Option granted hereby shall not be transferred by the Participant except as permitted [herein] [in the Stockholders Agreement dated ________ between the Company and its stockholders (the “Stockholders Agreement”)] [if the Participant becomes a party thereto, as set forth in the in the Stockholders Agreement dated ________ between the Company and its stockholders (the “Stockholders Agreement”)]. If the Participant becomes a party to the Stockholders’ Agreement by executing a signature page thereto and the terms of this Agreement and the Stockholders’ Agreement conflict, the terms contained in the Stockholders’ Agreement shall govern and supersede any conflicting provision contained in this Section 12].1

1 The first bracket should be used if the Participant is not a party to and not expected to become a party to a stockholders’ agreement containing transfer restrictions and/or buyback provisions. The second bracket should be used if the Participant is or will become a party to a stockholders’ agreement. In such case other portions of this section 12 should be deleted so that there is no conflict between the stockholders’ agreement and the terms of this agreement. The third bracket and additional language regarding conflicting provisions should be used, together with the “herein” language if the Company wants to use a generic option agreement and some Participants are or will become a party to the stockholders agreement.

12.2          In the event of the Participant’s termination of service for any reason, the Company shall have the option, but not the obligation, to repurchase all or any part of the Shares issued pursuant to this Agreement (including, without limitation, Shares purchased after termination of service, Disability or death in accordance with Section 4 hereof). In the event the Company does not, upon the termination of service of the Participant (as described above), exercise its option pursuant to this Section 12.2, the restrictions set forth in the balance of this Agreement shall not thereby lapse, and the Participant for himself or herself, his or her heirs, legatees, executors, administrators and other successors in interest, agrees that the Shares shall remain subject to such restrictions. The following provisions shall apply to a repurchase under this Section 12.2:

(i)	The per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to the Fair Market Value of each such Share determined in accordance with the Plan as of the date of repurchase provided, however, in the event of a termination by the Company for Cause, the per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 12.2 shall be equal to [the lesser of the Exercise Price and the Fair Market Value on the date of the repurchase] OR [par value]].[2]

(ii)	The Company’s option to repurchase the Participant’s Shares in the event of termination of service shall be valid for a period of [twelve]([12]) months commencing with the date of such termination of service.[3]

(iii)	In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Participant’s Shares under this Section 12.2, the Company shall notify the Participant, or in case of death, his or her Survivor, in writing of its intent to repurchase the Shares. Such written notice may be mailed or sent by email by the Company up to and including the last day of the time period provided for in Section 12.2(ii) above for exercise of the Company’s option to repurchase.

2 Consider alternate price for termination for Cause.

3 If the Company repurchases a participant’s shares within six months of their issuance the company will incur a variable accounting charge. Therefore the repurchase period should be not less than nine months so the repurchase can occur after the participant has held the shares for six months.

(iv)	The notice to the Participant shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the “Closing”). The date specified shall not be less than ten (10) days nor more than sixty (60) days from the date of the mailing of the notice, and the Participant or his or her successor in interest with respect to the Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Participant or his or her successor in interest and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or his or her successor in interest.

12.3          [Alternative 1 – As a condition precedent to the exercise of the Option, the Participant agrees to become a party to the Stockholders Agreement.] [Alternative 2] It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Participant that the following restrictions be complied with (except as otherwise provided in this Section 12)4:

(i)	No Shares owned by the Participant may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii)	Before selling or otherwise transferring all or part of the Shares, the Participant shall give written notice of such intention to the Company, which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Shares of the Participant. Such notice shall constitute a binding offer by the Participant to sell to the Company such number of the Shares then held by the Participant as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Participant by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Shares proposed to be sold). The Company shall give written notice to the Participant as to whether such offer has been accepted in whole by the Company within sixty (60) days after its receipt of written notice from the Participant. The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the Closing on such purchase (“Closing Date”) which shall not be less than ten (10) nor more than sixty (60) days after the giving of the acceptance notice, provided, however, if any of the Shares to be sold pursuant to this Section 12.3 have been held by the Participant for less than six (6) months, then the Closing Date may be extended by the Company until no more than ten (10) days after such Shares have been held by the Participant for six (6) months if required under applicable accounting rules in effect at the time.5. The place for such Closing shall be at the Company’s principal office. At such Closing, the Participant shall accept payment as set forth herein and shall deliver to the Company in exchange therefor certificates for the number of Shares stated in the notice accompanied by duly executed instruments of transfer.

4 Conform with Section 12.1.

5 If the Company repurchases a Participant’s shares within six months of their issuance, the Company will incur a variable accounting charge. Accordingly, the Company should have the option to extend the Closing to avoid the variable accounting charge if it so desires.

(iii)	If the Company shall fail to accept any such offer, the Participant shall be free to sell all, but not less than all, of the Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Participant’s notice, provided that (i) such sale is consummated within six (6) months after the giving of notice by the Participant to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 12 so that such transferee (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Shares in accordance with the terms hereof, and the Company’s right of repurchase set forth in Section 12.2 above shall continue in accordance with its terms. After the expiration of such six (6) months, the provisions of this Section 12.3 shall again apply with respect to any proposed voluntary transfer of the Participant’s Shares.

(iv)	The restrictions on transfer contained in this Section 12.3 shall not apply to (a) transfers by the Participant to his or her spouse or children or to a trust for the benefit of his or her spouse or children, (b) transfers by the Participant to his or her guardian or conservator, and (c) transfers by the Participant, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, “Permitted Transferees”); provided however, that in any such event the Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(v)	The provisions of this Section 12.3 may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

12.4          In the event that the Participant or his or her successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Participant or his or her successor in interest upon delivery of such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from the Participant to the Company and to treat the Participant and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

12.5          [In the event that (i) the Board of Directors and (ii) the holders of a majority of the then outstanding shares of Common Stock approve a Sale of the Company (as defined below), specifying that this Section 12.5 shall apply, then the Participant hereby agrees as follows with respect to the Shares and any other equity securities of the Company which the Participant holds or otherwise exercises dispositive power (the “Drag Along Shares”):

(i)	in the event such Sale of the Company requires the approval of stockholders, (1) if the matter is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of Shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (2) to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(ii)	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(iii)	to sell to such third party on the terms offered by such third party the Drag Along Shares, or if such Sale of the Company involves less than all of the outstanding capital stock of the Company, the Participant’s pro rata share of the Drag Along Shares, and to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company.

As used herein, the following terms shall have the following respective meanings:

“Sale of the Company” means:

(i)	a merger or consolidation in which (A) the Company is a constituent party or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this clause (i) all shares of Common Stock issuable upon exercise of options or warrants outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);

(ii)	the sale, lease, transfer, exclusive license (other than an exclusive license approved by the Board of Directors) or other disposition of all or substantially all the assets of the Company and its subsidiaries taken as a whole, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license (other than an exclusive license approved by the Board of Directors) or other disposition is to a wholly owned subsidiary of the Company[; or

(iii)	any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred such that the stockholders of the Company immediately prior to the transaction or series of related transactions do not own a majority of the voting power of the surviving or acquiring entity following such transaction or series of transactions; other than any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof].]

12.6          If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation or equity in another entity, the shares of stock of such other corporation or equity in such other entity, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement.

12.7          If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company’s rights to repurchase pursuant to this Agreement.

12.8          The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.

12.9          The provisions of Sections 12.1, 12.2 and 12.3 shall terminate upon the effective date of the registration of the Shares pursuant to the Securities Exchange Act of 1934.

12.10      The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with FINRA Rules or similar rules promulgated by another regulatory authority (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

12.11      The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the service of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

12.12      All certificates representing the Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows: “The shares represented by this certificate are subject to restrictions set forth in a Stock Option Agreement dated [Date] with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

13.              NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Participant acknowledges that: (i) the Company is not by the Plan or this Option Agreement obligated to continue the Participant as an Employee, director or Consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iv) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and (vii) the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.              NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, or by email addressed as follows:

If to the Company:

Hydrofarm Holdings Group, Inc.

2249 South McDowell Boulevard Ext

Petaluma, California 94954

Attention: [_____]

Email: [_______]

If to the Participant at the address set forth on the Stock Option Grant Notice or such address as the Company may then have in its records for the Participant or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.              GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the Delaware, without giving effect to its internal principles governing the conflict of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in California and agree that such litigation shall be conducted in the state courts of Sonoma County, California or the federal courts of the United States for the District of California.

16.              BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.              ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

18.              MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

19.              WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.              DATA PRIVACY.

By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) to the extent permitted by applicable law waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A

NOTICE OF EXERCISE OF STOCK OPTION

[Form for Unregistered Shares]

To:      Hydrofarm Holdings Group, Inc.

Ladies and Gentlemen:

I hereby exercise my Stock Option to purchase [#] shares (the “Shares”) of the common stock, $.0001 par value, of Hydrofarm Holdings Group, Inc. (the “Company”), at the exercise price of $[_____] per share, pursuant to and subject to the terms of that certain Stock Option Agreement between the undersigned and the Company dated [Date].

I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

Exhibit A-1

I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restrictions on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.

I understand the terms and restrictions on the right to dispose of the Shares set forth in the 2019 Employee, Director and Consultant Equity Incentive Plan and the Stock Option Agreement, both of which I have carefully reviewed. I consent to the placing of a legend on my certificate for the Shares referring to such restriction and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.

[I understand and agree that the Shares are subject to the NAME OF Stockholders’ Agreement dated _______ between the Company and its stockholders (the “Stockholders’ Agreement”), and if I am not already a party to the Stockholders’ Agreement [and if the Company so requests] I agree to become a party to such agreement by execution of the counterpart signature page enclosed herewith. I acknowledge that I have read and understand the Stockholders’ Agreement which sets forth certain restrictions and limitations on the Shares, including the ability to transfer or sell them in the future.][I further acknowledge and agree that to the extent the terms of Section 12 of the Option Agreement conflict with the Stockholders’ Agreement, the terms contained in the Stockholders’ Agreement shall govern.]6

I have considered the Federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and ________________, as joint tenants with right of survivorship and mail the certificate to me at the following address:

6 Conform with Sections 12.1 and 12.3 of the Option Agreement.

Exhibit A-2

My mailing address for shareholder communications, if different from the address listed above is:

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number

Exhibit A-3

Exhibit B

NOTICE OF EXERCISE OF STOCK OPTION

[Form for Shares Registered in the United States]

To:     Hydrofarm Holdings Group, Inc.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Stock Option to purchase _________ shares (the “Shares”) of the common stock, $.0001 par value, of Hydrofarm Holdings Group, Inc. (the “Company”), at the exercise price of $________ per share, pursuant to and subject to the terms of that Stock Option Grant Notice dated _______________, 201_.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and ____________________________, as joint tenants with right of survivorship, at the following address:

Exhibit B-1

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number

Exhibit B-2